UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
February 3, 2006
Date of Report (Date of earliest event reported)
Arden Realty, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-12193 (Commission File Number)	95-4578533 (IRS Employer Identification No.)
11601 Wilshire Boulevard,
Fourth Floor
Los Angeles, California 90025-1740
(Address and zip code of principal executive offices)
(310) 966-2600
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On February 3, 2006, the Compensation Committee of the Board of Directors (the “Board”) of Arden Realty, Inc. (the “Company”) approved a restricted stock award to each non-employee member of the Board in an amount equal to 3,000 shares of the Company’s common stock, effective February 3, 2006. The restricted stock awards granted to the non-employee members of the Board were made as the annual grant under the Third Amended and Restated 1996 Stock Option and Incentive Plan of Arden Realty, Inc. and Arden Realty Limited Partnership, effective as of September 27, 1996, as amended, and will vest in equal installments on each of the next three anniversary dates of the award. This grant was an increase of 500 shares from the previous annual grant of 2,500 shares of the Company’s common stock to the non-employee members of the Board on April 11, 2005, effective April 12, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARDEN REALTY, INC.
Date: February 8, 2006	By:	/s/ Richard S. Davis
Richard S. Davis
Executive Vice President and Chief Financial Officer